Exhibit 99.2

SELECTED HISTORICAL FINANCIAL INFORMATION OF LOCAL BOUNTI

Local Bounti’s selected historical consolidated statements of operations and cash flows information for the years ended December 31, 2020 and 2019, and its selected historical consolidated balance sheet information as of December 31, 2020 and 2019 are derived from Local Bounti’s audited financial statements included elsewhere in this Form 8-K. Local Bounti’s selected historical statements of operations and cash flows information for the nine months ended September 30, 2021 and 2020 and its selected historical balance sheet information as of September 30, 2021 are derived from Local Bounti’s unaudited interim financial statements included elsewhere in this Form 8-K.

The selected historical consolidated information in this section should be read in conjunction with each of Local Bounti’s financial statements and related notes and “Local Bounti’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this Form 8-K are not indicative of the future performance of Local Bounti following the Business Combination.

	For nine months ended September 30,		For the years ended December 31,
(in thousands, except per share information)	2021	2020	2020	2019
	(Unaudited)	(Unaudited)
Statement of Operations Information:
Total revenue	$324	$39	$82	$—
Net loss	(27,822)	(5,028)	(8,409)	(3,406)
Net loss per share attributable to ordinary shareholders, basic and diluted	(2.81)	(0.50)	(0.84)	(0.35)
Statement of Cash Flows Information:
Net cash used in operating activities	$(15,280)	$(3,647)	$(3,838)	$(1,119)
Net cash used in investing activities	(14,193)	(3,723)	(3,422)	(3,743)
Net cash provided by financing activities	44,220	5,315	5,168	6,999

	As of September 30,		As of December 31,
(in thousands)	2021		2020	2019
Balance Sheet Information:	(Unaudited	)
Total assets	$43,600		$9,102	$5,888
Total liabilities	69,051		11,673	3,334
Total shareholders’ equity (deficit)	(25,451)		(2,571)	2,554

COMPARATIVE PER SHARE DATA

The following table sets forth selected historical comparative share information for Leo and Local Bounti and unaudited pro forma combined per share information of the post-combination business after giving effect to the Business Combination.

The unaudited pro forma combined book value per share information reflects the Business Combination as if it had occurred on September 30, 2021. The weighted average shares outstanding and net loss per share information give pro forma effect to the Business Combination as if it had occurred on January 1, 2020.

This information is only a summary and should be read together with the selected historical financial information included elsewhere in this Form 8-K and the unaudited or audited, as applicable, financial statements of Leo and Local Bounti and related notes that are included elsewhere in this Form 8-K. The unaudited pro forma combined per share information of Leo and Local Bounti is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this Form 8-K.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor the earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Leo and Local Bounti would have been had the companies been combined during the periods presented.

	LEO (Historical) (1)	Local Bounti (Historical)	Pro Forma Combined
As of and for the Nine Months Ended September 30, 2021
Book value per share (2)	$(0.59)	$(2.57)	$1.58
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.03)	$(2.81)	$(0.26)
Weighted average ordinary shares outstanding, basic and diluted	29,608,886	9,886,283	89,268,201
Basic and diluted net income per redeemable share	$(0.03)
Weighted average redeemable shares outstanding, basic and diluted	—

	LEO (Historical) (1)	Local Bounti (Historical)	Pro Forma Combined
As of and for the Year Ended December 31, 2020
Net loss per share attributable to ordinary shareholders, basic and diluted	$—	$(0.84)	$(0.28)
Weighted average ordinary shares outstanding, basic and diluted	—	9,997,049	89,268,201
Basic and diluted net income per redeemable share	—
Weighted average redeemable shares outstanding, basic and diluted	$—
Basic and diluted net loss per non-redeemable share	—
Weighted average non-redeemable shares outstanding, basic and diluted	$—

(1)	Leo was incorporated on January 8, 2021 and therefore did not have any operations or historical financial information for the year ended December 31, 2020
(2)	Book value per share = Total equity/shares outstanding.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Form 8-K.

Introduction

New Local Bounti is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Leo is a blank check company incorporated on January 8, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On March 2, 2021, Leo consummated an initial public offering of 27,500,000 units at an offering price of $10.00 per Unit, including the partial exercise of the underwriter’s option to purchase an additional 3,500,000 units at the initial public offering price to cover over- allotments, and a private placement with the Sponsor of 5,333,333 private placement warrants at a price of $1.50 per warrant. The net proceeds from the initial public offering, together with certain of the proceeds from the private placement completed simultaneously with our initial public offering, were placed in a trust account established for the benefit of the Leo’s public shareholders and the underwriters of the initial public offering. As of September 30, 2021, there was approximately $275.0 million held in the trust account.

Local Bounti is a producer of sustainably grown living lettuce, herbs and loose leaf lettuce. Local Bounti is a CEA company that utilizes patent pending Stack & Flow TechnologyTM, which is a hybrid of vertical farming and hydroponic greenhouse farming, to grow healthy food sustainably and affordably. Through its CEA process, it is Local Bounti’s goal to produce products in an environmentally sustainable manner that will increase harvest efficiency, limit water usage and reduce the carbon footprint of the production and distribution process. The environmental greenhouse conditions help to ensure nutritional value and taste, and the products are non-GMO and pesticide and herbicide free. Local Bounti’s products use 90% less water and 90% less land than conventional agriculture to produce. Local Bounti’s first CEA facility in Hamilton, Montana commenced construction in 2019 and reached full commercial operation by the second half of 2020.

On June 17, 2021, Leo, Merger Sub 1, Merger Sub 2 and Local Bounti entered into the Merger Agreement for the Business Combination, which provides for a total consideration of $650.0 million to Local Bounti’s stockholders, as discussed elsewhere in this Form 8-K. As a part of the Business Combination, Merger Sub 1 will merge with and into Local Bounti. Local Bounti will then merge with and into Merger Sub 2 and Merger Sub 2 will be the surviving corporation in the Business Combination. As a result, Local Bounti will become a wholly owned subsidiary of Leo and will change its name to “Local Bounti Corporation.”

On June 17, 2021, Leo entered into the Subscription Agreements with the PIPE Investors for the PIPE Financing for the purpose of funding a portion of the Business Combination and the costs and expenses incurred therein. Pursuant to the Subscription Agreement, New Local Bounti agreed to issue and sell to the PIPE Investors 12,500,000 shares of New Local Bounti common stock at a price of $10.00 per share for an aggregate gross purchase price of $125.0 million.

On November 4, 2021, the Subscription Agreements with the PIPE Investors for the PIPE Financing increased by 2.5 million shares, from 12.5 million to 15.0 million shares for a total aggregate gross purchase price of $150.0 million.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Business Combination and PIPE Financing occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 present the pro forma effect to the Business Combination and PIPE Financing as if they had been completed on January 1, 2020.

The pro forma combined financial statements do not necessarily reflect what New Local Bounti’s financial condition or results of operations would have been had the Business Combination and PIPE Financing occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of New Local Bounti. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Leo and Local Bounti were derived from the unaudited financial statements of Leo and Local Bounti as of and for the nine months ended September 30, 2021, and the audited financial statements of Local Bounti as of and for the year ended December 31, 2020, which are incorporated by reference. This information should be read together with Leo’s and Local Bounti’s audited financial statements and related notes, the sections titled “Leo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Local Bounti’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this Form 8-K.

The Business Combination is accounted for as a reverse capitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Local Bounti has been determined to be the accounting acquirer and Leo has been determined to be the “acquired” company based on evaluation of the following facts and circumstances:

•	Local Bounti comprising the ongoing operations of the Combined Company;

•	Local Bounti’s senior management comprising the senior management of the Combined Company; and

•	Local Bounti stockholders will have the largest voting interest in the post-combination Combined Company.

Under this method of accounting, Leo will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of New Local Bounti issuing shares for the net assets of Leo, accompanied by a recapitalization. The net assets of Leo will be stated at historical cost, with no goodwill or other intangible assets recorded.

Description of the Business Combination

Pursuant to the Business Combination, the aggregate share consideration issued by New Local Bounti in the Business Combination will be $892.7 million, consisting of 89,268,201 shares of newly issued New Local Bounti Common Shares valued at $10.00 per share. Of the $892.7 million, the public shareholders will receive $17.0 million in the form of 1,701,281 newly issued shares of New Local Bounti Common Stock in the Domestication, the initial shareholders will receive $68.8 million in the form of 6,875,000 newly issued shares of New Local Bounti Common Stock in the Domestication, the PIPE Investors will receive $150.0 million in the form of 15,000,000 newly issued shares of New Local Bounti Common Stock in the Domestication, the Local Bounti Securityholders will receive $624.7 million in the form of 62,467,852 newly issued shares of New Local Bounti Common Stock and the holders of Convertible Notes will receive $32.2 million in the form of 3,224,068 newly issued shares of New Local Bounti Common Stock. The following represents the consideration at Closing (in thousands):

Shares of New Local Bounti Common Stock issued to public shareholders(1)	$17,013
Shares of New Local Bounti Common Stock issued to Leo Initial Shareholders(2)	68,750
Shares of New Local Bounti Common Stock issued to PIPE Investors	150,000
Shares of New Local Bounti Common Stock issued to Local Bounti Securityholders	624,679
Shares of New Local Bounti Common Stock Issued to Convertible Notes	32,241

Shares Consideration – at Closing	$892,683

(1)	Excludes 5,500,000 in warrants exercised at $11.50 per share
(2)	Excludes 5,333,333 in warrants exercised at $11.50 per share

The value of share consideration issuable at the Closing is assumed to be $10.00 per share. The Business Combination is accounted for as a reverse recapitalization, therefore any change in New Local Bounti’s trading price will not impact the pro forma financial statements because New Local Bounti will account for the acquisition of Leo based upon the amount of net assets acquired upon consummation.

The following summarizes the pro forma shares of New Local Bounti Common Stock at Closing (in thousands):

	Shares	%
New Local Bounti Common Stock issued to public shareholders(1)	1,701	2%
New Local Bounti Common Stock issued to initial shareholders(2)(3)	6,875	8%
New Local Bounti Common Stock issued to PIPE Investors	15,000	17%
New Local Bounti Common Stock issued to Local Bounti Stockholders (including holders of Local Bounti restricted stock units and Local Bounti Warrants)(3)	62,468	70%
New Local Bounti Common Stock issued to holders of Convertible Notes	3,224	3%
Pro Forma Common Stock at Closing	89,268	100%

(1)	Excludes 5,500,000 warrants
(2)	Excludes 5,333,333 warrants
(3)

Excludes 2,500,000 in contingent earnout shares to be issued to Local Bounti equityholders who are entitled to receive a portion of the earnout consideration, on a pro rata basis in equal thirds, if the trading price of New Local Bounti Common Stock is greater than or equal to $13.00, $15.00 or $17.00 for any 20 trading days within any 30-trading day period, respectively. Contingent earnout shares will also accelerate and be fully issuable in connection with any Change of Control (as defined in the Merger Agreement), if the applicable thresholds are met in such Change of Control.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of Leo and Local Bounti. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF September 30, 2021

(in thousands, except share and per share data)

	As of September 30, 2021							As of September 30, 2021
	LEO (Historical) (US GAAP)	Local Bounti (Historical) (US GAAP)	Local Bounti Transaction Adjustments	Local Bounti As Adjusted	Combined	Transaction Adjustments		Pro Forma New Local Bounti Combined
Assets
Current Assets
Cash and cash equivalents	$189	$10,376	$—	$10,376	$10,565	$275,014	(A)	$111,942
						(33,852)	(B)
						150,000	(C)
						(4,000)	(D)
						(451)	(E)
						(26)	(F)
						(27,321)	(G)
						(257,987)	(R)
Restricted cash	—	4,416		4,416	4,416	—		4,416
Accounts receivable, net of allowance	—	92		92	92	—		92
Accounts receivable - related party	—	16		16	16	—		16
Inventory, net of allowance	—	630		630	630	—		630
Prepaid expenses and other current assets	771	984		984	1,755	—		1,755
Prepaid professional fees	—	4,439		4,439	4,439	(4,439)	(B)	—

Total Current Assets	960	20,953	—	20,953	21,913	96,938		118,851
Property and equipment, net	—	22,224	—	22,224	22,224	—		22,224
Cash held in Trust Account	275,014	—	—	—	275,014	(275,014)	(A)	—
Other assets, net	—	423	—	423	423	—		423

Total Assets	$275,974	$43,600	$—	$43,600	$319,574	$(178,076)		$141,498

Liabilities, Temporary Equity and Shareholders’ equity
Current Liabilities
Accounts payable	$—	$1,850	$—	$1,850	$1,850	$—		1,850
Accrued liabilities	451	6,277		6,277	6,728	(1,069)	(H)	4,738
						(470)	(B)
						(451)	(E)
Accounts payable - related party	26	—	—	—	26	(26)	(F)	—

Total Current Liabilities	477	8,127	—	8,127	8,604	(2,016)		6,588
Deferred underwriting commissions	9,625	—	—	—	9,625	(9,625)	(B)	—
Long-term debt	—	15,638		15,638	15,638	—		15,638
Financing obligation	—	12,744	—	12,744	12,744	—		12,744
Warrant liabilities	8,342	1,425	—	1,425	9,767	(8,342)	(I)	—
						(1,415)	(J)
						(10)	(K)
Convertible Notes	—	31,117	—	31,117	31,117	(31,117)	(L)	—

Total Liabilities	18,444	69,051	—	69,051	87,495	(52,525)		34,970

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF September 30, 2021 — (Continued)

(in thousands, except share and per share data)

	As of September 30, 2021								As of September 30, 2021
	LEO (Historical) (US GAAP)	Local Bounti (Historical) (US GAAP)	Local Bounti Transaction Adjustments	Local Bounti As Adjusted	Combined	Transaction Adjustments			Pro Forma New Local Bounti Combined
Temporary Equity
Class A common stock subject to possible redemption	275,000	—	—	—	275,000	(275,000)	(M)		—
Shareholders’ Equity
New Local Bounti ordinary shares	—	—	—	—	—	—			—
Local Bounti Voting common stock	—	1	—	1	1	2	(C)		2
						(1)	(N)
LEO Class A ordinary shares	—	—	—	—	—	-	(O)		—
LEO Class B ordinary shares	1	—	—	—	1	(1)	(P)		—
Additional paid in capital	—	14,519	—	14,519	14,519	(22,904)	(B)		155,834
						149,998	(C)
						8,342	(I)
						1,415	(J)
						32,241	(L)
						275,000	(M)
						1	(N)
						—	(O)
						1	(P)
						(27,321)	(G)
						(257,987)	(R)
						(17,471)	(Q)
Retained earnings (accumulated deficit)	(17,471)	(39,971)	—	(39,971)	(57,442)	(4,000)	(D)		(49,308)
						1,069	(H)
						(1,124)	(L	)
						(5,292)	(B	)
						10	(K	)
						17,471	(Q	)

Total Shareholders’ Equity	(17,470)	(25,451)	—	(25,451)	(42,921)	149,449			106,528

Total Liabilities, Temporary Equity and Shareholders’ Equity	$275,974	$43,600	$—	$43,600	$319,574	$(178,076)			$141,498

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(in thousands, except share and per share data)

	For the nine months ended September 30, 2021						For the nine months ended September 30, 2021
	LEO (Historical) (US GAAP)	Local Bounti (Historical) (US GAAP)	Combined	Transaction Adjustments			Pro Forma New Local Bounti

	(in thousands, except share and per share data)
Sales	$—	$324	$324	$—			$324
Cost of goods sold (exclusive of items shown separately below)	—	249	249	—			249

Gross Margin	—	75	75	—			75

Operating Expenses:
Research and development	—	2,245	2,245	—			2,245
Selling, general and administrative	1,303	15,493	16,796	—			16,796
Administrative fee - related party	84	—	84	(84)	(AA	)	—
Depreciation and amortization	—	392	392	—			392

Total Operating Expenses	1,387	18,130	19,517	(84)			19,433

Loss From Operations	(1,387)	(18,055)	(19,442)	84			(19,358)
Convertible Notes fair value adjustment	—	(5,067)	(5,067)	5,067	(BB	)	—
Change in fair value of warrant liabilities	812	—	812	(812)	(CC	)	—
Warrant liability fair value adjustment	—	(10)	(10)	10	(DD	)	—
Debt extinguishment expense	—	(1,485)	(1,485)	—			(1,485)
Offering costs associated with issuance of warrants	(276)	—	(276)	276	(CC	)	—
Net gain from investments held in Trust Account	14	—	14	(14)	(EE	)	—
Other Income (Expense):
Management fee income	—	62	62	—			62
Interest expense, net	—	(3,267)	(3,267)	1,069	(FF	)	(2,198)

Income (Loss) Before Provision For Income Taxes	(837)	(27,822)	(28,659)	5,680			(22,979)
Income tax expense	—	—	—	—			—

Net Income (Loss)	$(837)	$(27,822)	$(28,659)	$5,680			$(22,979)

Weighted average Class A shares outstanding, basic and diluted	22,880,859	9,886,283					89,268,201

Basic and diluted net loss per Class A common share		$(2.81)					$(0.26)

Weighted average Class B shares outstanding, basic and diluted	6,728,027

Basic and diluted net loss per Class B common share	$(0.03)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	Year ended 12/31/2020						Year ended 12/31/2020
	LEO (Historical) (US GAAP)	Local Bounti (Historical) (US GAAP)	Combined	Transaction Adjustments			Pro Forma New Local Bounti

	(in thousands, except share and per share data)
Sales	$—	$82	$82	$—			$82
Cost of goods sold (exclusive of items shown separately below)	—	91	91	—			91

Gross loss	—	(9)	(9)	—			(9)
Operating expenses:
Research and development	—	1,079	1,079	—			1,079
Selling, general and administrative	—	6,547	6,547	5,292	(GG	)	15,839
	—	—	—	4,000	(HH	)
Depreciation and amortization	—	287	287	—			287

Total operating expenses	—	7,913	7,913	9,292			17,205

Loss from operations	—	(7,922)	(7,922)	(9,292)			(17,214)
Other income (expense):
Management fee income	—	35	35	—			35
Interest expense, net	—	(522)	(522)	(7,545)	(II	)	(8,067)

Income (loss) before provision for income taxes	—	(8,409)	(8,409)	(16,837)			(25,246)
Income tax expense	—	—	—	—			—

Net income (loss)	$—	$(8,409)	$(8,409)	$(16,837)			$(25,246)

Weighted average shares outstanding, basic and diluted	—	9,997,049					89,268,201

Basic and diluted net loss per common share	$—	$(0.84)					$(0.28)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Local Bounti is deemed the accounting acquirer and Leo will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the following factors:

•	Local Bounti’s existing operations will comprise the ongoing operations of the Combined Company;

•	Local Bounti’s senior management will comprise the senior management of the Combined Company; and

•	the legacy shareholders of Local Bounti will control approximately 70% of the voting shares after the Business Combination.

In accordance with guidance applicable to these circumstances, the Business Combination will be treated as the equivalent of New Local Bounti issuing shares for the net assets of Leo, accompanied by a recapitalization. The net assets of Leo will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the Business Combination and PIPE Financing as if it occurred on September 30, 2021 and assumes no rights to dissent provided by the Cayman Companies Act are exercised by Leo shareholders. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 present pro forma effect to the Business Combination and PIPE Financing.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using and should be read in conjunction with Leo’s unaudited balance sheet as of September 30, 2021, and the related notes, incorporated by reference, and Local Bounti’s unaudited consolidated balance sheet as of September 30, 2021, and the related notes, included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 should be read in conjunction with Leo’s unaudited statement of operations for the period of inception through September 30, 2021, and the related notes, incorporated by reference, and Local Bounti’s unaudited statement of operations for the nine months ended September 30, 2021, and related notes, included in this Form 8-K. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 should be read in conjunction with Local Bounti’s audited consolidated statement of operations for the year ended December 31, 2020, respectively, and the related notes, incorporated by reference. Leo was incorporated on January 8, 2021 and therefore did not have any operations or historical financial information during the year ended December 31, 2020.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information assumes that New Local Bounti warrants to be issued to Leo warrant holders upon completion of the reverse capitalization will be treated as equity classified instruments.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given that Local Bounti incurred significant losses during the historical periods presented.

The pro forma adjustments reflecting the consummation of the Business Combination and PIPE Financing are based on certain currently available information and certain assumptions and methodologies that New Local Bounti believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. New Local Bounti believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and PIPE Financing taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the audited and unaudited financial statements, and notes thereto, of Leo and Local Bounti included elsewhere in this Form 8-K or are incorporated by reference.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Combined Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)	Reflects the reclassification of $275.0 million of cash and investments held in the Leo trust account that becomes available to fund the Business Combination.

(B)	Reflects the payment of transactions costs, including deferred underwriter’s fees during Leo’s initial public offering, expected to be incurred in connection with the Business Combination.

(C)

Reflects the issuance of 15,000,000 shares of New Local Bounti Common Stock at a subscription price of $10.00 per share for proceeds of $150.0 million, net of issuance costs of $2.3 million in connection with the PIPE Financing, pursuant to the Subscription Agreements which is included in the transaction costs discussed in (B) above.

(D)	Reflects the payment of $4.0 million of transaction bonuses to be paid to certain Local Bounti employees as part of the Business Combination with an offset to retained earnings.

(E)	Reflects the payment of accrued expense for items that are settled with cash as part of the Business Combination.

(F)	Reflects the payment of related party accounts payable for items that are settled with cash as part of the Business Combination.

(G)	Represents cash consideration to be paid to legacy Local Bounti equity holders as part of the Business Combination.

(H)	Reverse Local Bounti Convertible Notes interest expense as part of the transaction

(I)

Reflects the exchange of public warrants, which are liability classified, for an equivalent amount of public warrants following the Domestication, which are expected to be equity classified, upon consummation of the Business Combination. The unaudited pro forma condensed combined balance sheet reflects this reclassification as a decrease in warrant liabilities and a corresponding increase in New Local Bounti’s additional paid-in capital.

(J)	Reflects the reversal of Local Bounti warrant liabilities which will be converted as part of the Business Combination.

(K)	Reflects the reversal of a fair value adjustment of Local Bounti warrant liabilities which will be converted as part of the Business Combination.

(L)

Reflects the settlement of the Convertible Notes at close at $10.00 per share. During the first half of 2021, Local Bounti entered into a series of identical long-term notes with various parties with a maturity date of February 8, 2023. The combined total face value of the convertible notes is $26.1 million and bears interest at 8% per annum. The Convertible Notes contain an automatic conversion feature at a specified conversion price in the event of a merger or a qualified equity financing. In the event of a merger with a SPAC, the outstanding principal balance of the notes, and unpaid accrued interest thereon, will convert into equity securities issued by the SPAC in the PIPE at a conversion price per share equal to the purchase price for each equity securities issued in the PIPE multiplied by 85%. As part of the settlement, $1.1 million of interest expense was recorded through the nine months ended September 30, 2021.

(M)

Reflects reclassification of approximately $275.0 million from temporary equity to permanent equity as a result of the Business Combination, subject to possible redemption which is discussed in Note (R) below.

(N)

Reflects the conversion of Local Bounti voting common stock, non-voting common stock and restricted stock units into shares of New Local Bounti Common Stock pursuant to the Business Combination, based on the Exchange Ratio, which is expected to be approximately 4.969669.

(O)	Reflects the conversion of Leo Class A ordinary shares into shares of New Local Bounti Common Stock pursuant to the Business Combination.

(P)	Reflects the conversion of Leo Class B ordinary shares into shares of New Local Bounti Common Stock pursuant to the Business Combination.

(Q)	Reflects the elimination of Leo historical retained earnings as a result of the reverse recapitalization.

(R)

Reflects the actual redemption of 25,798,719 ordinary shares for approximately $258.0 million allocated to ordinary shares and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.00 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are as follows:

(AA)	Reflects the elimination of related party administrative fee of Leo related to the Business Combination.

(BB)	Reflects the fair value adjustment for Convertible Notes that are repaid as part of the Business Combination.

(CC)

Reflects the reversal of the historical fair value adjustment, as well as warrant issuance cost, for the reclassification of the Leo Public Warrants that would not have been liability classified had the Business Combination been consummated on January 1, 2020, as further discussed in (N).

(DD)	Reflects the fair value adjustment for Local Bounti warrants that are repaid as part of the Business Combination.

(EE)	Reflects the removal of net gain from investments held in Leo’s Trust Account.

(FF)

Reflects the elimination of interest expense incurred for the nine months ended September 30, 2021 associated with the issuances of the Convertible Notes entered into during the nine months ended September 30, 2021 since the pro forma assumes such notes were settled for the year ended December 31, 2020.

(GG)	Reflects the remaining transaction expenses to be incurred by Leo and Local Bounti related to the Transaction for the year ended December 31, 2020.

(HH)	Reflects the transaction bonus to be paid to certain Local Bounti employees upon the close of the Business Combination.

(II)

The $7.5 million additional interest expense for the year ended December 31, 2020 reflects a $6.1 million loss on extinguishment of the debt and $1.4 million of interest expense associated with the issuances of Convertible Notes, entered during 2021. The Convertible Notes are being settled, as part of consideration, at the Closing. The interest expense includes interest expense from the issuance dates through the estimated deal close date of September 30, 2021.

4. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination, PIPE Financing and issuance of Convertible Notes have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared for the nine months ended September 30, 2021 and for the year ended December 31, 2019.

	For the Nine Months Ended September 30, 2021	For the Year Ended December 31, 2020
Pro forma net loss	$(22,979)	$(25,246)
Pro forma net loss per share attributable to ordinary shareholders, basic and diluted(1)	$(0.26)	$(0.28)
Weighted average ordinary shares outstanding, basic and diluted	89,268,201	89,268,201

(1)

Diluted loss per ordinary share is the same as basic loss per ordinary share for all periods presented because the effects of potentially dilutive items were anti-dilutive given the Company’s net loss.